As filed with the  Securities  and Exchange  Commission  on
                        September 4, 1996.
                      Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     OLYMPUS VENTURES, INC.
     (Exact name of registrant as specified in its charter)

        Washington                          91-1552419
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)


         749 West 17th Street, Hialeah, Florida  33013
      (Address of Principal Executive Offices)  (Zip Code)

              1996 EMPLOYEE STOCK BENEFIT PLAN
                    (Full title of the plan)

  Bryan Morley, 749 West 17th Street, Hialeah, Florida 33013
  (Name and address of agent for service)

                         (305) 885-4464
 (Telephone number, including area code, of agent for service)


                CALCULATION OF REGISTRATION FEE

                          PROPOSED    PROPOSED
TITLE OF                  MAXIMUM     MAXIMUM
SECURITIES   AMOUNT       OFFERING    AGGREGATE    AMOUNT OF
TO BE        TO BE        PRICE PER   OFFERING     REGISTRATION
REGISTERED   REGISTERED   SHARE(1)    PRICE        FEE

Common       1,500,000     $0.52      $780,000.00   $269.00
Stock
($0.001
par value)


(1) Bona fide estimate of maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based on the average bid and asked price of the registrant's common stock as of a date (August 30, 1996) within five business days prior to the date of filing this registration statement.




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PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not Applicable.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant is subject to the informational and reporting requirements of Sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended June 30, 1995.

     (b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1995.

     (c) The description of the Common Stock provided in the Registration Statement filed by the Registrant on Form S-1 under the Securities Act of 1933, as amended, and declared effective March 17, 1992, including any amendment or report filed for the purpose of updating such description.

     Prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Washington Business Corporation Act provides both mandatory and permissive indemnification of directors and officers from liabilities arising in any legal proceeding to which the director or officer is a party because of being a director or officer of the corporation. Unless limited by the articles

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of incorporation, indemnification is mandatory with respect to any director or officer who was wholly successful, on the merits or otherwise, in the defense of any applicable proceeding. Indemnification, including the advancement of legal fees and expenses, is permissive in certain circumstances with respect to a director or officer made a party to a proceeding if the individual acted in good faith and reasonably believed that the conduct in issue was in the corporation's best interest, and in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

     As permitted by the Washington Business Corporation Act, the Articles of Incorporation and By-laws of the Registrant permit the Registrant to indemnify to the fullest extent permitted by the Washington Business Corporation Act, any and all persons whom it shall have power to indemnify under said laws from and against any and all of the expenses, liabilities or other matters referred to in or covered by said laws, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Registrant may purchase indemnity insurance.

     The foregoing discussion of indemnification merely summarizes certain aspects of the indemnification provisions of the Washington Business
Corporations Act and the Articles of Incorporation and By-Laws of the Registrant, and is limited by reference to Sections 23B.08.320 et. seq. of the Washington Business Corporation Act and Section 9 of Registrant's By-laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     No restricted securities are being re-offered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS.


EXHIBIT
NUMBER        DESCRIPTION

3.1(*)        Articles of Incorporation and Bylaws of Registrant

4             1996 Employee Stock Benefit Plan

5 Opinion of Counsel with respect to the legality of issuance of securities being registered


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23.1          Consent of Independent Auditor

23.2 Consent of Counsel (included in Opinion of Counsel in Exhibit 5 hereto)

24 Power of Attorney (included on signature page of this Registration Statement)


* Previously filed with the Commission as an Exhibit to the Registration Statement on Form S-1, as amended, File No. 33-42070, originally filed with the Commission on August 8, 1991.

ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or


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paid by a  director,  officer or  controlling  person of the  Registrant  in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah, Florida, this 4th day of September 1996.

                             OLYMPUS VENTURES, INC.

                             By: /s/ BRYAN L. MORLEY

                              Name: Bryan L. Morley
                              Title: President

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Bryan L. Morley his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirmeing each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




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SIGNATURE                       TITLE             DATE

/s/ BRYAN L. MORLEY            Director        September 4, 1996

Bryan L. Morley

/s/ GARY R. MORGAN             Director        September 4, 1996

Gary R. Morgan

/s/ ROLAND BRETON              Director        September 4, 1996

Roland Breton

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